Exhibit 24.2

INTERNATIONAL BUSINESS MACHINES CORPORATION
CERTIFICATE OF THE SECRETARY

I, Michelle H. Browdy, the undersigned Secretary of International Business Machines Corporation, a New York Corporation, do hereby certify as follows:

Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Directors of International Business Machines Corporation, authorizing the officers of the Corporation to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.

IN WITNESS WHEREOF, I have executed this certificate as of this 13th day of June, 2014.

By: /s/ MICHELLE H. BROWDY

Michelle H. Browdy
Secretary

Exhibit A to Exhibit 24.2

RESOLUTIONS REGARDING THE IBM
2014 EMPLOYEES STOCK PURCHASE PLAN

RESOLVED, that the Board of Directors hereby approves the IBM 2014 Employees Stock Purchase Plan (the “Plan”) as presented to the Board and recommends submission of the Plan to stockholders for their adoption of the Plan at the April 29, 2014 Annual Meeting;

RESOLVED, that, subject to the adoption of the Plan by stockholders, the issuance pursuant to the Plan of up to 25,000,000 shares of $.20 par value capital stock of the Corporation (the “Shares”) from the authorized but unissued shares of the Corporation or from shares held in the Corporation’s treasury and not reserved for some other purpose is hereby authorized;

RESOLVED, that the issuance of fractional shares, in certificated or uncertificated form, to effect share transfers to the Plan participants in accordance with the Plan, and in accordance with Section 509 of the Business Corporation Law of the State of New York be, and it hereby is, authorized and approved;

RESOLVED, that the proper officers of the Corporation be, and hereby are, authorized and empowered to prepare, execute by powers of attorney and file with the Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended, one or more registration statements relating to the Shares, any amendments or supplements thereto, and any and all documents necessary or appropriate to effect the foregoing;

RESOLVED, that the proper officers of the Corporation be, and hereby are, authorized and empowered to prepare, execute and file an application for the listing of the Shares on the New York Stock Exchange (and such other exchanges as management may determine in their sole discretion), and any and all documents necessary or appropriate to effect the foregoing;

RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and empowered to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification, or exemption therefrom, of the Corporation’s obligations and other interests for issue, offer, sale or trade under the Plan under the Blue Sky or securities laws of any of the states of the United States of America and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem necessary or as required by law for such obligations and other interests;

RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing Resolutions;

RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized to further delegate, in whole or in part, the authority provided in these Resolutions to any assistant officer or other employee of the Corporation;

RESOLVED, that pursuant to Section 1 of the Plan, the Retirement Plans Committee is designated as the Committee to administer the Plan;

RESOLVED, that the Board hereby delegates to the Retirement Plans Committee the power and authority to amend the Plan in accordance with Section 16 of the Plan; and

RESOLVED FURTHER, that, subject to the approval of stockholders, the Plan shall become effective on the date determined by the Retirement Plans Committee, except that the Retirement Plans Committee’s power and authority to amend the Plan will be effective immediately upon approval by stockholders.